UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2009

EBIX, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 2, 2009 the Audit Committee of the Board of Directors of Ebix, Inc. (“Ebix” or the “Company”) approved the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s principal independent registered public accounting firm. Cherry, Bekaert & Holland, L.L.P. will audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2008 and subsequent reporting periods.

During the past two fiscal years ending December 31, 2007 and 2008 and thru January 2, 2009:

a)	The Company did not consult Cherry, Bekaert & Holland, L.L.P. regarding either the application of accounting principals to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements;

b)	Neither a written report nor oral advice was provided to the Company by Cherry, Bekaert & Holland, L.L.P that Cherry, Bekaert & Holland, L.L.P. concluded was an important factor considered by the Company in reaching a decision on an accounting or financial reporting issue; and,

c)	The Company did not consult with Cherry, Bekaert & Holland, L.L.P. regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as that term is defined in Rule 304(a)(1)(v) of Regulation S-K).

Item 8.01 Other Events.

On December 26, 2008, Ebix, Inc. retained the firm of Ernst & Young Private Limited to provide comprehensive domestic and international income tax planning and strategy consulting services. The results of this project will facilitate the short and long-term management of the Company’s income tax expenses and tax structures in the jurisdictions in which it conducts operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

January 5, 2009